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YELLOW                       SHAREHOLDER PROXY FORM
    FOR FORDING INC. SPECIAL MEETING SCHEDULED TO BE HELD ON JANUARY 3, 2003

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THIS PROXY IS NOT SOLICITED BY OR ON BEHALF OF MANAGEMENT OF FORDING INC.
("Fording"). This form of proxy is solicited by or on behalf of Sherritt Coal Partnership II, 1546261 Ontario Limited, 1448972 Ontario Limited, Sherritt International Corporation, Ontario Teachers' Pension Plan Board and Sherritt Coal Acquisition Inc. (the "Sherritt Coal Group").
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The undersigned shareholder(s) of Fording hereby appoints
Geoffrey D. Creighton, or failing him, James C. Tory, or failing him,
Donald R. Leitch, or instead of any of the foregoing,
.............................................................., as proxyholder, with full power of substitution, to attend, act and vote for and on behalf of the undersigned in respect of all matters that may come before the special meeting of Fording securityholders scheduled to be held on January 3, 2003 and all adjournments or further postponements thereof (the "Special Meeting"), to the same extent and with the same power as if the undersigned were present at the Special Meeting. Without limiting the generality of the power hereby conferred, the nominees named above shall vote or withhold from voting the common shares of Fording represented by this proxy on any ballot that may be called for at the Special Meeting as indicated in the boxes below.

                       THE SHERRITT COAL GROUP RECOMMENDS
        YOU VOTE AGAINST OR WITHHOLD VOTE ON THE FOLLOWING RESOLUTIONS:

                                   1.  AMENDED ARRANGEMENT RESOLUTION. The
                                      special resolution, the text of which is attached to the Supplement to the Management Information Circular of Fording dated December 8, 2002 (together with the Original Management Information Circular dated November 20, 2002, collectively the "Management Circular") proposing an arrangement pursuant to section 192 of the CANADA BUSINESS CORPORATIONS ACT involving, among other things, the conversion of Fording into an income trust to be known as Fording Income Trust (the "Fund") (the "Amended Arrangement Resolution").

                                          VOTE AGAINST / / OR VOTE FOR / /

                                   2.  UNITHOLDER RIGHTS PLAN RESOLUTION. The
                                      ordinary resolution, the text of which is attached to the Management Circular, approving adoption by the Fund of a unitholder rights plan (the "Unitholder Rights Plan Resolution").

                                          VOTE AGAINST / / OR VOTE FOR / /

                                   3.  KEY EMPLOYEE UNIT OPTION PLAN RESOLUTION.
                                      The ordinary resolution, the text of which is attached to the Management Circular, approving adoption by the Fund of a key employee unit option plan (the "Key Employee Unit Option Plan Resolution").

                                          VOTE AGAINST / / OR VOTE FOR / /

                                   4.  APPOINTMENT OF AUDITORS RESOLUTION. The
                                      ordinary resolution, the text of which is attached to the Management Circular, approving the appointment of
                                      PricewaterhouseCoopers LLP, Chartered
                                      Accountants ("PWC") as independent
                                      auditors of the Fund for the ensuing year and approving the authorization of the Board of Trustees of the Fund to fix PWC's remuneration (the "Appointment of Auditors Resolution").

                                          WITHHOLD VOTE / / OR VOTE FOR / /

                                   If there are amendments to matters identified in the Notice of Special Meeting or the Supplement or variations to any of the resolutions to be considered at the Special Meeting, or other matters that properly come before the Special Meeting, the undersigned hereby confers discretionary authority on the person appointed as proxyholder to vote on those amendments or variations or such other matters in accordance with the proxyholder's judgment. TO THE EXTENT NO VOTING PREFERENCE IS SPECIFIED FOR ONE OR MORE OF THE RESOLUTIONS ABOVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "AGAINST" THE AMENDED ARRANGEMENT RESOLUTION, "AGAINST" THE UNITHOLDER RIGHTS PLAN RESOLUTION, "AGAINST" THE KEY EMPLOYEE UNIT OPTION PLAN RESOLUTION, AND "WITHHOLD VOTE" FOR THE APPOINTMENT OF AUDITORS RESOLUTION.

                                   If this proxy is not dated in the space
                                   provided, it is deemed to bear the date on which it was mailed by the Sherritt Coal Group. BY SUBMITTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

                                   DATE: _______________________________________

                                   _____________________________________________

                                   Signature of Shareholder

                                   _____________________________________________

                                   Name of Shareholder (please print)

                                   _____________________________________________

                                   Name of Soliciting Dealer, if any
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                             YOUR VOTE IS IMPORTANT
                  YOU MUST ACT QUICKLY FOR YOUR VOTE TO COUNT

                             NOTES TO FORM OF PROXY

1. To be valid, this proxy must be dated and signed by you, as the registered holder of common shares of Fording, or by your attorney. Please sign the proxy in the exact manner as the name appears on the reverse side of this page. If your common shares of Fording are registered in the name of a securities dealer or broker or other intermediary, you are a Non-Registered Holder and you should carefully review the section of the accompanying Sherritt Coal Proxy Circular dated December 12, 2002 entitled "Non-Registered (Beneficial) Holders of Fording Shares" and carefully follow the instructions of your intermediary.

2. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If common shares are registered in the name of an executor, administrator or trustee, please sign exactly as the common shares are registered. If the common shares are registered in the name of a deceased shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

3. All shareholders should refer to the accompanying Sherritt Coal Proxy Circular dated December 12, 2002 for further information regarding completion and use of this proxy and other information pertaining to the Special Meeting. As of the date of the Sherritt Coal Proxy Circular, the Sherritt Coal Group is not aware of any amendments to any matters identified in the Notice of Special Meeting or variations to any of the resolutions to be considered at the Special Meeting or any other matters to be presented for action at the Special Meeting beyond those specified in the Notice of Special Meeting and in the Supplement to the Management Information Circular dated December 8, 2002. All capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Sherritt Coal Proxy Circular.

4. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER, OTHER THAN A PERSON DESIGNATED IN THIS FORM OF PROXY, TO ATTEND AND ACT ON BEHALF OF THE SHAREHOLDER AT THE SPECIAL MEETING BY INSERTING THE NAME OF SUCH OTHER PERSON DESIGNATED BY THE SHAREHOLDER IN THE BLANK SPACE PROVIDED. THE PERSON SO DESIGNATED NEED NOT BE A SHAREHOLDER OR OPTIONHOLDER OF FORDING, BUT MUST ATTEND THE SPECIAL MEETING TO VOTE ON YOUR BEHALF.

5. To allow sufficient time for your proxy to be delivered for use at the Special Meeting, we urge you to sign, date and return your proxy so that it is received by CIBC Mellon Trust Company (at the fax number and address below) by 5:00 P.M. (MOUNTAIN STANDARD TIME) ON DECEMBER 30, 2002, or if the Special Meeting is postponed or adjourned, 55 hours (excluding Saturdays, Sundays and holidays) before the time appointed for any adjourned or postponed meeting. The Sherritt Coal Group will also make every effort to deliver any proxies received after that time for use at the Special Meeting.

6. Please sign, date and return your proxy today by fax, and then in the enclosed postage-paid envelope, to CIBC Mellon Trust Company:

                          ATTENTION: PROXY DEPARTMENT

                  Telephone: 1-800-387-0825 or (416) 643-5500
                              FAX: (416) 368-2502

 If you have any questions or require assistance in voting your Fording Shares, please call Innisfree M&A Incorporated. Shareholders call toll free:
     1-877-750-5837 (English speakers) or 1-877-750-9499 (French speakers).
                Banks and Brokers call collect: (212) 750-5833.

                                                               Printed in Canada